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                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            800 TRAVEL SYSTEMS, INC.


                 800 Travel Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                 1. The Corporation was originally incorporated under the name "800 Travel Systems, Inc." and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 13, 1995.

                 2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the Certificate of Incorporation of the Corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                 3. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                 FIRST:   NAME.

                 The name of the corporation is 800 Travel Systems, Inc. (hereinafter referred to as the "Corporation").


                 SECOND:  ADDRESS.

                 The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

                 THIRD:  PURPOSE.

                 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                 FOURTH:  CAPITALIZATION.

                 SECTION 1. Authorized Capital. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 21,000,000, of which 20,000,000 shares shall be common stock of the par value of $.01 per share (the "Common Stock") and 1,000,000 shares shall be preferred stock of the par value of $.01 per share (the "Preferred Stock").
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                 SECTION 2.  Preferred Stock.  The Board of Directors is
expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereon as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of Delaware. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

                 SECTION 3. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively posses all voting power and each share of Common Stock shall have one vote.

                 SECTION 4. Preemptive Right. No holder of Common Stock shall have any preemptive right to purchase or subscribe for any part of any issue of stock or of securities of the Corporation convertible into stock of any class whatsoever, whether now or hereafter authorized.

                 FIFTH:   BOARD OF DIRECTORS.

                 SECTION 1. Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the initial Board of Directors shall be
[       ].  The number of directors thereafter shall be fixed from time to time by the Board of Directors pursuant to the By-Laws.

                 SECTION 2. Classification. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole board permits, with the term of office of one class expiring each year. At the next election of directors, whether by shareholders, directors or the incorporator of the Corporation, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and the directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and each director so elected shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.





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                 If the number of directors is changed, any increase or
decrease in the number of directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible, and the Board of Directors shall decide which class shall contain an unequal number of directors.

                 SECTION 3. Vacancies. Newly created directorships resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled by a majority vote of the remaining directors then in office, although less than a quorum, or by the sole remaining director, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

                 SECTION 4. Removal. A director may be removed with or without cause by the holders of a majority of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in the election of directors, considered for this purpose as one class.

                 SIXTH:  LIABILITY OF DIRECTORS.

                 No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of
Section 102(b)(7) of the General Corporation Law of the State of Delaware or any successor statute, or any other laws of the State of Delaware,this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article Sixth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                 SEVENTH:  INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

                 SECTION 1. Indemnification. The Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of which he or she is the legal representative, is or was a director or officer, or had agreed to serve as a director or officer, of the Corporation or is or was serving or has agreed to serve at the





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request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any act alleged to have been taken or omitted in such capacity, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, to the maximum extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all cost, expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person or on his or her behalf in connection with such proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article Seventh shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided that, if the General Corporation Law of the State of Delaware so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article Seventh or otherwise. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet any standard of conduct for indemnification imposed by the General Corporation Law.

                 SECTION 2. Indemnification for Costs, Charges and Expenses for Successful Party. Notwithstanding the other provisions of this Article Seventh, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Section 1 of this Article Seventh, or in the defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

                 SECTION 3. Determination of Right to Indemnification. Any amounts payable pursuant to the indemnification provisions of Section 1 and 2 of this Article Seventh (unless ordered by a court) shall be paid by the Corporation unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, by a quorum of disinterested directors who so direct, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standards of conduct set forth in the General Corporation Law.





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                 SECTION 4.  Advance of Costs, Charges and Expenses.  Costs,
charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article Seventh in defending a civil or criminal proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened proceeding) shall be paid by the Corporation in advance of the final disposition of such proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article Seventh. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The Board of Directors may, in the manner set forth above, and subject to the approval of such director or officer, authorize the Corporation's counsel to represent such person, in any proceeding, whether or not the Corporation is a party to such proceeding.

                 SECTION 5. Procedure for Indemnification. Any indemnification under Section 1 or advance of costs, charges and expenses under
Section 4 of this Article Seventh shall be made promptly, and in any event within 60 days, upon the written request of the director or officer directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Article Seventh shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such proceeding shall also be indemnified by the Corporation. It shall be a defense to any such proceeding (other than a proceeding brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article Seventh where the required undertaking, if any, has not been received by the Corporation) that the claimant has not met the standard of conduct, if any, set forth in the General Corporation Law, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such proceeding that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, set forth in the General Corporation Law, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the proceeding or create a presumption that the claimant has not met the applicable standard of conduct.

                 SECTION 6. Other Rights; Continuation of Right of Indemnification. The indemnification provided by this Article Seventh shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his





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official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article Seventh shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves or served in such capacity at any time while this Article Seventh is in effect. No amendment or repeal of this Article Seventh or of any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any director or officer any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this Article Seventh with respect to any costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement which arise out of a proceeding based in whole or substantial part on any act or failure to act, actual or alleged, which takes place before or while this Article Seventh is in effect. The provisions of this Section 6 shall apply to any such action, suit or proceeding whenever commenced, including any such proceeding commenced after any amendment or repeal of this Article Seventh. The right to indemnification and advancement of expenses conferred on any person by this Article Seventh shall not limit the Corporation from providing any other indemnification permitted by law.

                 SECTION 7.  Definitions.  For purposes of this Article
Seventh:

                          a. "the Corporation" includes any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Seventh with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

                          b. "other enterprises" includes employee benefit plans, including but not limited to any employee benefit plan of the Corporation;

                          c. "serving at the request of the Corporation" includes, but is not limited to, any service which imposes duties on, or involves services by, a director or officer of the Corporation with respect to an employee benefit plan, its participants, or beneficiaries, including acting as a fiduciary thereof;

                          d. "fines" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

                          e. a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit





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                 plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in
                 Section 145 of the General Corporation Law of the State of Delaware;

                          f. service as a partner, trustee or member of management or similar committee of a partnership or joint venture, or as a director, officer, employee or agent of a corporation which is a partner, trustee or joint venturer, shall be considered service as a director, officer, employee or agent of the partnership, joint venture, trust or other enterprise.

                 SECTION 8. Saving Clause. If this Article Seventh or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges and expenses (including attorneys' fees) judgments, fines and amounts paid in settlement with respect to any proceeding, whether civil, criminal, administrative or investigative, including a proceeding by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article Seventh that shall not have been invalidated and to the full extent permitted by applicable law.

                 SECTION 9. Indemnification of Other Persons. If authorized by the Board of Directors, the Corporation may indemnify and advance expenses to any other person whom it has the power to indemnify under Section 145 of the General Corporation Law to the fullest extent permitted by such statute.


                 SECTION 10. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person pursuant to the General Corporation Law of the State of Delaware.

                 EIGHTH:  ARRANGEMENTS WITH CREDITORS.

                 Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this





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Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                 NINTH:  AMENDMENT OF CERTIFICATE OF INCORPORATION.

                 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.


                 IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation and hereby affirm that the statements made herein are true under the penalties of
perjury, this       day of        1997.




                                                     ---------------------------
                                                     Mark D. Mastrini
                                                     President





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